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                                                                    EXHIBIT (99)




                   OPERATING MARGIN AND RATE VOLUME ANALYSIS
                           D&N FINANCIAL CORPORATION



                                         AVERAGE BALANCE        AVERAGE RATE        INTEREST         VARIANCE DUE TO:
                                --------------------------------------------------------------------------------------------
OPERATING MARGIN FOR                    JUNE 30,                 JUNE 30,          JUNE 30,        INCREASE
   QUARTER ENDED                1997            1996       1997       1996     1997       1996    (DECREASE)  VOLUME   RATE
-----------------------------------------------------------------------------------------------------------------------------
                                (Dollars in thousands)                                           (Dollars in thousands)

INTEREST-EARNING ASSETS:
-----------------------

  Loans receivable               $ 1,143,747  $1,068,877    8.25%    8.02%    $23,598   $21,435   $2,163    $1,561    $602
  Mortgage-backed securities         256,940     126,516    7.20%    7.83%      4,625     2,477    2,148     2,363    (215)
  Investment                         130,460      91,950    6.36%    6.62%      2,070     1,514      556       618     (62)
                                 ----------- -----------   ------   ------   --------  --------  -------   -------    -----
                                   1,531,147   1,287,343    7.91%    7.90%     30,293   25,426    4,867      4,542     325
                                 ----------- -----------   ------   ------   --------  -------   ------    -------    -----
INTEREST-BEARING LIABILITIES:
----------------------------
  Deposits                         1,013,886     933,294    4.74%    4.68%     11,987    10,856    1,131       977     154
  Borrowings
    Securities sold w/repo            81,428      43,998    5.57%    5.37%      1,147       597      550       526      24
    Notes payable                    352,948     234,629    5.78%    5.39%      5,161     3,198    1,963     1,715     248
    Other borrowed money               8,219       9,822    9.20%    9.57%        189       235     (46)      (37)      (9)
                                 -----------  ----------    -----    -----  ---------  --------  -------  --------    -----
        Subtotal - Borrowings        442,595     288,449    5.81%    5.53%      6,497     4,030    2,467     2,205     262
                                 -----------  ----------    -----    -----  ---------  --------  -------  --------    -----
                                   1,456,481   1,221,743    5.07%    4.88%     18,484    14,886    3,598     3,181     417
                                 -----------   ---------    -----    -----    -------    ------    -----     -----    -----
  INTEREST RATE SPREAD                                      2.85%    3.02%
                                                            =====    =====
EXCESS AVERAGE EARNING ASSETS    $    74,666  $   65,599
                                 ===========  ==========
    NET INTEREST MARGIN                                     3.09%    3.27%    $11,809   $10,540   $1,269    $1,361    $(92)
                                                            =====    =====    =======   =======   ======    ======    =====



                                AVERAGE BALANCE              AVERAGE RATE             INTEREST            VARIANCE DUE TO:
                                -------------------------------------------------------------------------------------------
OPERATING MARGIN FOR                JUNE 30,                    JUNE 30,            JUNE 30,     INCREASE
   YEAR TO DATE                 1997             1996      1997      1996      1997      1996  (DECREASE)  VOLUME   RATE
----------------------------------------------------------------------------------------------------------------------------
                                     (Dollars in thousands)                                           (Dollars in thousands)
INTEREST-EARNING ASSETS:
-----------------------
  Loans receivable                $1,105,052  $1,029,146    8.25%    8.05%    $45,535   $41,415  $4,120   $3,088  $1,032
  Mortgage-backed securities         252,013     123,449    7.19%    7.70%      9,061     4,753   4,308    4,642    (334)
  Investment                         130,032      97,144    6.25%    6.74%      4,032     3,258     774    1,026    (252)
                                  ----------  ----------    -----    -----    -------   -------  ------   ------  ------

                                   1,487,098   1,249,738    7.90%    7.91%     58,628    49,426    9,202   8,756     446
                                  ----------  ----------    -----    -----    -------   -------  -------  ------  ------

INTEREST-BEARING LIABILITIES:
-----------------
  Deposits                           994,116     930,673    4.72%    4.73%     23,275    21,906   1,369    1,423    (54)
  Borrowings
    Securities sold w/repo            68,968      25,459    5.50%    5.38%      1,906       692   1,214    1,198      16
    Notes payable                    345,517     220,316    5.71%    5.49%      9,918     6,117   3,801    3,551     250
    Other borrowed money               8,203      10,079    9.39%    9.70%        385       489    (104)     (88)    (16)
                                  ----------  ----------    -----    -----    -------   -------  ------   ------  ------
        Subtotal - Borrowings        422,688     255,854    5.75%    5.65%     12,209     7,298   4,911    4,661     250
                                  ----------  ----------    -----    -----    -------   -------  ------   ------  ------
                                   1,416,805   1,186,527    5.03%    4.93%     35,484    29,204   6,280    6,084     196
                                  ----------  ----------    -----    -----    -------   -------  ------   ------  ------
  INTEREST RATE SPREAD                                      2.87%    2.98%
                                                            =====    =====
EXCESS AVERAGE EARNING ASSETS     $   70,293  $   63,211
                                  ==========  ==========
  NET INTEREST MARGIN                                       3.11%    3.23%    $23,144   $20,222  $2,922   $2,672  $  250
                                                            =====    =====    =======   =======  ======   ======  ======
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